[LETTERHEAD OF PRICEWATERHOUSECOOPERS, L.L.P.]


      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
Cooperative Bankshares, Inc.


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1999, on our audits of the consolidated financial statements of Cooperative Bankshares, Inc. and subsidiary as of December 31, 1998 and 1997, and for each of years in the three year period ended December 31, 1998, which was included in Cooperative Bankshares, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998.



                        /s/ PriceWaterhouseCoopers, L.L.P.
                        ------------------------------------
                        PriceWaterhouseCoopers, L.L.P.


Raleigh, North Carolina
Date: December 6, 1999